                                                                    Exhibit 10.6

                              AMENDED AND RESTATED
                           SOFTWARE LICENSE AGREEMENT

     This AMENDED AND RESTATED SOFTWARE LICENSE AGREEMENT ("Agreement"), dated as of May 15, 2002 ("Effective Date") is by and between Orbitz, LLC, a Delaware limited liability company with its address at 200 South Wacker Drive, 19th floor, Chicago, IL 60606 ("Licensee" or "Orbitz") and ITA Software, Inc., a Delaware corporation with its address at 141 Portland Street, 7th Floor, Cambridge, MA 02139 ("Licensor" or "ITA").

     WHEREAS, Licensor has developed a software product known as "ITA Travel Planning software", which has a capability to search, select, sort and price air fares and determine flight availability; and

     WHEREAS, Licensee operates a World Wide Web site at www.orbitz.com for travel planning and other travel-related functions; and

     WHEREAS, Licensee wishes to license the Licensed Software (as defined below) for use at the Site (as defined below), and in connection therewith to have the Licensed Software integrated into the Licensee's system;

     WHEREAS, Orbitz and ITA entered into Software License Agreement dated July 1, 2000 (the "Original Agreement"); and

     WHEREAS, Orbitz and ITA desire to amend and restate the Original Agreement under the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing the parties hereby agree as follows:

     I.   DEFINITIONS

     (a) " Affiliate" when used with respect to Licensee means Orbitz, Inc. and any Person which is controlled by Licensee or Orbitz, Inc. " Affiliate" when used with respect to Licensor means any Person which is controlled by Licensor. For purposes of this definition, the term "controlled by" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     (b) "Basic Ratio" means the quotient of low search fares conducted on the Orbitz URL to PNRs; provided that the Basic Ratio shall in no event exceed 60:1.

     (c) "Documentation" means functional specifications, user manuals, flow diagrams, file descriptions, and similar written materials relating to the operation of the Licensed Software.

     (d) "End Users" means end users who access the Licensed Software at the Site, including versions of the Site that may be used by wireless and mobile users.

     (e) "First License Year" means the period beginning on October 1, 2001 and running through September 30, 2002.

     (f) "Initial Period" means the First License Year and each of the next two Subsequent License Years (i.e. through September 30, 2004).

     (g) "Licensed Software" means Licensor's ITA Travel Planning software product and related software products, as described more fully in Exhibit A, and any Upgrade Releases provided hereunder or under the SLA.

     (h)  "Licensee Data" has the meaning set forth in Section 7.

     (i) "License Year" means the First License Year or any Subsequent License Year.

     (j) "Packet" means a file or packet of data which is sent (either over a network or within a single computer) from one program comprised in the Licensed Software to another program comprised in the Licensed Software; provided that a "Packet" shall not include any data input by an End User or Licensee, any data output by the Licensed Software to an End User or Licensee, or any Licensee Data.

     (k) "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture or governmental or administrative agency or authority, or any other entity, and shall include any successor (by merger or otherwise) of such entity.

     (l) "PNR" means a passenger name record created in a system (including, but not limited to, a reservations system of an airline or a CRS) which allows subscribers or users to: (i) reserve or otherwise confirm the use of travel-related products and services; (ii) report or receive payment for or otherwise clear transactions regarding such products and services; or (iii) issue tickets for the acquisition or use of such products and services.

     (m) "Site(s)" means the Internet travel site located at the URL www.orbitz.com ("Orbitz URL"); provided, that in Orbitz's sole discretion, the term "Site" may be extended to include any related, successor or affiliated Internet sites with primary operations in the United States, Canada or Mexico (provided no changes in the Licensed Software are necessitated by the location of the primary operations of a site in Mexico, and provided further that Licensee acknowledges it has been informed by Licensor that the Licensed Software does not correctly process the calculation of fares with respect to tickets that are sold outside the United States and Canada).

     (n) "SLA" means the Software Maintenance, Data Services and Operations Service Level Agreement dated as of January 1, 2001 executed by the parties, as amended on May 15, 2002.

     (o)  "SOWs" has the meaning set forth in Section 4(a).

     (p) "Subsequent License Year" means each twelve month period after the First License Year, with each subsequent License Year beginning on October 1 of the then-current year and running through September 30 of the following year.

     (q)  "Upgrade Releases" shall have the meaning set forth in the SLA.

     (r)  "URL" means a uniform resource locator.

     2. LICENSE GRANT

(a) LICENSE GRANT. Licensor hereby grants to Licensee and its Affiliates a worldwide, non-exclusive, irrevocable (except as expressly provided herein) license during the term of this Agreement to use, perform and display the Licensed Software and Documentation in accordance with the terms of this Agreement. Licensee may use the Licensed Software to generate, sort, price and select airline itineraries and determine availability of selected flights, classes of service and booking codes, in order to provide travel planning and related services to End Users. In addition, End Users shall be permitted to access and use the Licensed Software at the Site(s) or a co-branded section of the Site(s). The foregoing license grant shall also include the right to permit third party vendors, outsourcers and other service providers to render services to the Licensee and its Affiliates relating to the design, development and maintenance of the Licensed Software, subject to all the other restrictions and conditions contained in this License Agreement.

     (b) RIGHTS AND RESTRICTIONS.

          (i) Except as provided in Section 19(f), Licensee shall not have the right to sublicense or transfer the Licensed Software.

          (ii) Licensee shall not have the right to use the Licensed Software to provide services to an airline or to an affiliate of an airline which is engaged in the business of selling travel on such airline.

          (iii) Licensee may make copies of the Licensed Software for staging, back- up, disaster recovery, testing or archival purposes, and as necessary to utilize the Licensed Software in its business, subject to the other terms and conditions of this Agreement.

          (iv) Licensee shall be permitted to use (including via a network) the Licensed Software on a worldwide basis and on an unlimited number of machines without restriction as to the number of users, but only subject to the restrictions and limitations contained herein.

          (v) Licensee agrees that it shall not reverse engineer, disassemble, decompile, modify, profile or monitor the Licensed Software for any purpose whatsoever, nor will Licensee implement or permit procedures such as "port scans", "tiger attacks" or other techniques designed to gain access to the Licensed Software (or to computers running the Licensed Software) which have not been specifically authorized by Licensor; provided, however, that Licensee may monitor the operation of the programs with Licensor's prior consent, which will not be unreasonably withheld, provided that such monitoring is in accordance with all the other provisions of this Agreement. The foregoing provision shall not be deemed to prohibit Licensee from monitoring the inputs to or outputs from the Licensor's Application Program Interfaces (APIs). Without limiting the foregoing, Licensee specifically agrees that it will not observe, read, copy, profile or monitor the contents of any Packets (or write or use any software program which permits or enables any of such activities) for any purpose whatsoever; provided, however, that Licensee may monitor external characteristics of Packets such as volume of Packets moving across the network or the size of Packets. In addition, Licensee shall have the right to monitor, through the use of passive monitoring agents that at no time during their operations would result in changing configurations, changing the intended operation of the system, or degrading performance, the performance (i.e, uptime, disk space usage, bandwidth performance, memory utilization, etc.) of the hardware and equipment on which the Licensed Software is running at the Atlanta Facility and the Chicago Facility (as defined in the SLA).

          (vi) The Licensor has designed the Licensed Software so that it scales to accommodate arbitrary numbers of queries. However, the Licensee may wish to scale its system using a system architecture different than that presently used by the Licensed Software. In such event, Licensor will have the opportunity, on its own or jointly with the Licensee, to modify the Licensed Software, pursuant to an SOW, to accommodate such engineering requirements as may be occasioned by Licensee's desire to scale its system according to a different architecture. In the event that Licensor is unwilling or unable to provide appropriate modifications to the Licensed Software, Licensor will make available to Licensee such information as may be reasonably required for Licensee to make such modifications.

          (vii) Except as expressly set forth in this Agreement, Licensee shall not have any right to make, prepare or reproduce derivative works of the Licensed Software.

          (viii) Notwithstanding any other provision of this Agreement, Licensee shall be prohibited from providing the Licensed Software to a CRS, pursuant to the restrictions more specifically set forth in Exhibit B. It is the parties' intention that it not be considered a violation of such Exhibit B if such restrictions are violated inadvertently by Licensee as a result of a CRS Entity's (as defined therein) having access to the Licensed Software at the Site without Licensee's acquiescence or control.

     3. DOCUMENTATION

When delivering the Licensed Software (including any Upgrade Releases) to Licensee, Licensor shall supply applicable Documentation in printed and/or electronic formats, as requested by Licensee. Such Documentation shall be provided at no additional charge. If Documentation is developed specifically for or at the request of Licensee, then the preparation of such Documentation shall be undertaken pursuant to an SOW. Licensee shall have the right, as part of the license granted herein, to make as many additional copies of the Documentation for its own internal use as it may reasonably determine are necessary.

     4. SERVICES

     (a) STATEMENTS OF WORK. Licensor shall furnish to Licensee such services as Licensee may request from time to time, including services relating to integration and customization of the Licensed Software, at Licensor's then-current rates; provided that Licensor shall not be required to commit more than two (2) full-time equivalents (calculated on a monthly basis) to perform such services (including any services rendered pursuant to paragraph (d) below) at anyone time. The provision of such services shall be governed by statements of work executed by the parties, a form of which is attached hereto as Exhibit C ("SOWs"). In addition, Licensor agrees to maintain the performance of the Licensed Software such that it is reasonably comparable, in terms of search time and number of pricing solutions (combinations of itineraries and fares) searched, with similar products available from any Competitive Entity. "Competitive Entity" means the following entities that provide online travel services: Sabre Inc. (including Easy Sabre, GetThere Inc., and Travelocity), Expedia Inc., Priceline.com Incorporated, Cendant Corporation (including TheTrip.com, CheapTickets.com and Galileo International), Worldspan L.P., and any successor entity. Licensee may add additional entities to the list of Competitive Entities with the consent of Licensor, which consent shall not be unreasonably withheld.

     (b) REPORTS. The parties anticipate that provisions relating to progress reporting will be included in SOWs. Unless otherwise agreed in the SOW, Licensor shall present to Licensee or Licensee's designated project manager or project management company a progress report on a monthly basis in Licensor's standard FORM and containing, with respect to each active project, information relating to Licensor's progress toward completion of that project, and deliverables for the coming month.

     (c) ACCESS TO ELECTRONIC RESOURCES. Each party shall strictly follow all of the other party's security rules and procedures for use of the other party's electronic resources. All user identification numbers and passwords disclosed by each party to the other party shall be deemed to be, and shall be treated as, the disclosing party's Confidential Information pursuant to
Section 15 of this Agreement. In addition, any information obtained by either party as a result of its access to, and use of, the other party's computer and electronic storage systems shall be deemed to be, and shall be treated as, the other party's Confidential Information pursuant to Section 15 of this Agreement.

     (d) COOPERATION. Licensor agrees to reasonably cooperate with Licensee and any third parties that Licensee may engage in connection with the development, testing, integration, maintenance and operation of the Site and related systems. Resources expended by Licensor in providing such cooperation will be included in the two full-time equivalents limitation described in paragraph (a).

     (e) SOFTWARE MAINTENANCE. Licensor shall provide the maintenance and technical support services set forth in the SLA in accordance with the service levels also set forth therein.

     5. PERSONNEL

     (a) LICENSOR PERSONNEL. It is understood and agreed that Licensor's employees and contractors shall not be considered employees of Licensee within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker's compensation, industrial accident, labor or taxes of any kind. Licensor's employees shall not be entitled to benefits from Licensee that may be afforded from time to time to Licensee's employees, including without limitation, vacation, holidays, sick leave, worker's compensation and unemployment insurance. Further, Licensee shall not be responsible for withholding or paying any taxes or social security on behalf of Licensor's employees. Licensor shall be fully responsible for any such withholding or paying of taxes or social security. Notwithstanding the foregoing, Licensee may at any time require Licensor to remove from any Licensee-related activity any personnel which Licensee, in its reasonable discretion, deems to be unsatisfactory (by way of example but not limitation, unprofessional or inappropriate conduct). Any such request for removal shall be sent in writing to Licensor.

     (b) STAFFING. Licensor shall staff each such project with personnel with sufficient skill, experience and ability to complete the project on the schedule specified in the applicable SOW.

     6. OWNERSHIP

     (a) LICENSED SOFTWARE. Licensee acknowledges that Licensor is the sole and exclusive owner of all rights in and to the Licensed Software and that other than the license granted hereby, no proprietary rights, including but not limited to copyrights and patents, in the Licensed Software are being transferred to Licensee.

     (b) LICENSEE INTERFACES. Licensee shall have the right to interface to the Licensed Software and to use it in conjunction with other software, programs, routines and subroutines developed or acquired by Licensee, except that, other than as set forth in Section 2(b)(v), (i) Licensee shall use the Licensed Software as a whole and shall not have the right to substitute other software for portions of the Licensed Software and (ii) any interfaces between those portions of the Licensed Software comprising the low-fare search servers and availability servers, on the one hand, and other such software, programs, etc. of the Licensee, on the other hand, will occur via the Licensor's documented XML Application Program Interface (API) or another API provided by or approved in advance by Licensor. Licensor shall have no ownership interest in any other software, program, routine or subroutine developed by Licensee or acquired by Licensee from a third party by virtue of its having been interfaced with or used in conjunction with any Licensed Software. In addition, Licensee may request that Licensor enter into an SOW to modify the Licensed Software for Licensee (but not for Licensor's other licensees) in the event Licensee is able to obtain availability information from airlines which airlines do not make generally available. In the event such modification would not degrade the performance of availability caching for Licensor's other licensees, Licensor may enter into such an SOW and the provisions of this Agreement will not be deemed to prohibit Licensee's use of the Licensed Software as so modified.

     (c) ORBITZ-DEVELOPED SOURCE CODE. Licensor acknowledges that Licensee shall be the exclusive owner of all right, title and interest, including all intellectual property rights, in and to any and all source code developed solely by or for Licensee related to or in support of any object code of the Licensed Software, including, but not limited to, source code that improves the scalability of the Licensed Software. The foregoing will not be deemed to alter the rights of the respective parties under applicable law and shall not preclude either party from filing patents regarding inventions or discoveries invented or discovered by such party.

     7. DATA

Licensor understands and acknowledges that Licensee may (i) manage, modify, maintain and update pre-existing data and information about End Users for use with (or resulting from use of) the Licensed Software, and (ii) generate, manage, modify, maintain and update additional such data and Information (such pre-existing data and information and such additional data and information are referred to collectively as "Licensee Data"; provided that schedule, fare and availability data used by the Licensed Software shall not constitute Licensee
Data). Licensee Data shall be treated as Licensee Confidential Information, and Licensee shall retain all right, title and interest in and to all Licensee Data. Notwithstanding the foregoing, Licensee agrees that Licensor will have access to Licensee Data comprising aggregated statistics relating to both the usage of the Licensed Software and the traffic data (such as patterns of usage over times of day, statistical information about the types of queries being asked (i.e., origin, destination, travel times, etc.) for the sole purpose of improving the performance of the Licensed Software. In no event shall Licensor be permitted to access any Licensee Data containing personally identifiable information regarding End Users. All such Licensee Data relating to any End Users, including without limitation, aggregated information, usage and traffic data, transactional or financial information, End User names and addresses, passwords, registration information, and cookie information, shall be subject to Licensee's privacy policy as set forth on the Site, and Licensor shall at all times comply with the most current version of such privacy policy (advance notice of any modifications to which Licensee agrees to provide to Licensor).

     8. FEES AND EXPENSES

     (a) LICENSE FEE FOR PERIOD ENDING SEPTEMBER 30, 2001. The license fee for the Licensed Software for the period ending September 30, 2001 shall be ($[***]), which amount has been paid by Licensee prior to the execution hereof.

     (b) LICENSE FEE FOR EACH LICENSE YEAR. Licensee shall pay Licensor a license fee for each License Year (the "Basic License Fee"), as outlined in the schedule below. Licensee shall pay the Basic License Fee

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

for the First License Year in accordance with the payment schedule attached hereto at Exhibit G, although such Basic License Fee shall accrue as of March 1, 2001. Furthermore, in consideration of Licensor's agreement to accept payment in accordance with such Exhibit G, Licensee agrees to pay an additional $[***] to Licensor (set forth as "TVM" on Exhibit G). Licensee will pay the Basic License Fee for each Subsequent License Year on or prior to January 1of the calendar year in which the applicable Subsequent License Year begins (I.E., the payment for the License Year beginning October 1, 2005 will be payable on January 1,
2005). Payment of the Basic License Fee for any License Year provides Orbitz with the ability, without obligation to pay additional license fees except as set forth in paragraph (c) or (d) below, to create the applicable number of PNRs set forth below under "Permissible PNRs":

             LICENSE YEAR                   BASIC LICENSE FEE     PERMISSIBLE PNRS
             ---------------------------------------------------------------------
             License Year ending 9/2002         $ [***]                 [***]
             License Year ending 9/2003         $ [***]                 [***]
             License Year ending 9/2004         $ [***]                 [***]
             License Year ending 9/2005         $ [***]                 [***]
             License Year ending 9/2006         $ [***]                 [***]
             License Year ending 9/2007         $ [***]                 [***]


     (c) ADDITIONAL LICENSE FEES.

             (i) INITIAL PERIOD - BASIC PNRS. With respect to the Orbitz URL, if for any License Year during the Initial Period, the number of Basic PNRs created exceeds [***], then Licensee shall pay Licensor an additional license fee of [***] for such License Year within forty-five (45) days after the number of Basic PNRs exceeds [***].

                          As used herein, "Basic PNRs" means PNRs created at the Orbitz URL other than PNRs created as a result of: use of the Orbitz URL by travel agents (which term shall include travel agency consortiums and corporate travel departments) pursuant to a commercial arrangement between Orbitz and such travel agents, other than use resulting from so-called "banner advertisements" or other forms of advertising on travel agent web sites whereby Licensee pays a fixed amount to the travel agent which is not based upon performance (by way of example, and not by way of limitation, payment based upon PNRs or bookings) and does not provide for the sharing of revenue;

             (ii) INITIAL PERIOD - INCREMENTAL PNRS. With respect to all PNRs other than Basic PNRs (all such other PNRs are referred to as "Incremental PNRs"), during the Initial Period, Licensee shall pay Licensor an additional licensee fee of [***] ($[***]) per Incremental PNR created.
             (iii) REMAINDER PERIOD. If for any Subsequent License Year after the Initial Period, the number of PNRs created exceeds the number shown under "Permissible PNRs" in the table contained in paragraph (b) above, then Licensee shall pay

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                       Licensor an additional license fee of [***] per PNR in excess of such Permissible PNRs, regardless of whether such PNRs are created with respect to the Orbitz URL or any Site.
             (iv) Within forty-five (45) days after the end of each fiscal quarter during each License Year, Licensee will certify to Licensor the number of PNRs created during such quarter and the cumulative number of PNRs created during the then-current License Year.

     (d) INCREMENTAL FEES. At the end of each License Year, Orbitz shall calculate and pay ITA, with respect to all Incremental PNRs (as defined in paragraph (c)(ii) above), a fee equal to (i) [***] multiplied by the quotient of the (A) the number of searches conducted during the previous License Year which relate to such Incremental PNRs divided by (B) the Basic Ratio, minus (ii) the amount paid by Orbitz to ITA pursuant to Section (c)(ii) or (c)(iii) above for such Incremental PNRs (for the relevant License Year). For clarity, the calculation shall be as follows:

     Fee = $[***] X (Non-Orbitz URL searches at Site/Basic Ratio) - fees paid pursuant to (c)(ii) or (c)(iii) above

     (e) SERVICES. Licensee shall pay Licensor the fees set forth in the applicable SOW for any services provided pursuant to Section 4(a), subject (in the case of fees payable during calendar year 2001) to Exhibit G.

     (f) REIMBURSABLE COSTS AND EXPENSES. Unless otherwise specified in the applicable SOW, in addition to the hourly rates described in the applicable SOW, Licensee shall pay Licensor's actual out-of-pocket expenses of the types agreed to in writing by the parties, provided that (1) Licensor obtains Licensee's prior written approval before incurring such reimbursable expenses; or (2) such expenses are incurred in accordance with Licensee's then-current standard policy regarding such reimbursable expenses (advance notice of any modifications to which Licensee agrees to provide to Licensor). Licensor agrees to provide Licensee with access to such original receipts, ledgers, and other records as may be reasonably appropriate for Licensee or its accountants to verify the amount and nature of any such expenses. The timing of Licensee ' s payment obligations under this paragraph (e) will be subject (in the case of costs and expenses payable during calendar year 2001) to Exhibit G.

     (g) OPERATIONS. Charges relating to operation of the Licensed Software (such as computers, communications, facilities, monitoring, operational support and maintenance, etc.) shall be set forth in the SLA, subject (in the case of charges payable during calendar year 2001) to Exhibit G.

     (h) AVAILABILITY DATA COSTS. Licensor has created an industry-scale availability cache with the Worldspan CRS, access to which is being provided to Licensee. Costs for such availability data are set forth in the SLA, subject (in the case of fees payable during calendar year 2001) to Exhibit G.

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     (i) INVOICING. Unless otherwise provided in this Section 8, Licensor shall invoice Licensee on a monthly basis for all fees and charges accruing hereunder or pursuant to an SOW, and Licensee shall pay all such invoiced amounts within thirty (30) days after receipt of a proper and correct invoice; provided, that Licensor shall not be obligated to invoice any amounts (such as the Basic License Fee) the amount and timing of which are fixed by this Agreement and/or by Exhibit G. Such invoices shall provide such detail as required by the invoicing policy set forth at Exhibit F, and shall be accompanied by any supporting documentation required by such policy. Upon mutual agreement of the parties, such invoicing policy may be changed from time to time. In the event of a good faith dispute as to any portion of an invoice, Licensee shall give written notice to Licensor, within fourteen (14) days after receiving such invoice, stating the details of any such dispute and shall promptly pay any undisputed amount in accordance with this Agreement. Within thirty (30) days after the termination or expiration of this Agreement for any reason, Licensor shall submit to Licensee an itemized invoice for any fees or expenses theretofore accrued under this Agreement. Licensee, upon payment of accrued amounts so invoiced, shall have no future liability or obligation to Licensor whatsoever for any further fees, expenses, or other payments.

     (i) TAXES. Licensee shall be responsible for the payment of any federal, state or local taxes (other than taxes based on licensor's income) assessed on the Licensed Software or services provided under this Agreement.

     9. MOST FAVORED CUSTOMER

Licensor agrees to treat Licensee as its most favored customer, and Licensor represents that all of the prices, warranties, benefits and other terms being provided hereunder, considered as a whole, are equivalent to or better than the terms being offered by Licensor to its current customers for substantially similar software. In its sole right and discretion, Licensor may establish the pricing for any application it develops for any other licensee. However, in the event Licensor licenses to a third party software which is substantially similar to the Licensed Software, at an effective price which is lower than that provided hereunder or on more favorable terms (provided that such price and terms shall be considered as a whole), Licensor shall prospectively (but not retroactively) reduce the price to be charged to Licensee and/or revise the terms such that, considered as a whole, they are at least as favorable as that granted to such third party. In determining whether software is "substantially similar" or whether the terms charged to a third party are "more favorable," Licensor will take into account the number of transactions for which a licensee is using the software, the duration of the license, the amount of integration work required, the minimum license fee, the expected volume of transactions, and whether or not there is a per-transaction component to the pricing. Without limiting the foregoing, the parties specifically agree that a license by the Licensor to an airline will not trigger the provisions of this Section 9.

     10. TERM AND TERMINATION

     (a) TERM OF AGREEMENT. The term of this Agreement and the license granted to Licensee hereunder shall be deemed to have commenced as of July 1, 2000 and shall terminate on September 30, 2007. Notwithstanding the foregoing, Licensor agrees that any use by Licensee of the Licensed Software prior to the commencement of this Agreement was authorized by Licensor, and Licensor hereby waives any claim for unauthorized use and for license fees or other compensation for such use prior to July 1, 2000.

     (b) TERM OF SOWS. Unless specified otherwise in an SOW or earlier terminated in accordance with this Agreement, each SOW shall remain in full force and effect until expiration of this Agreement or until performance is completed and deliverables are accepted, whichever is later.

     (c) TERMINATION FOR CAUSE BY LICENSEE. This Agreement and the license granted hereunder (or an SOW) may be terminated by Licensee for cause immediately by written notice upon the occurrence of any of the following events: (i) Licensor materially breaches Section 4(c), 4(d), 11(b)(i), 11(b)(iii), 11(b)(vii), 12(a), 14 or 15, so as to cause material damage to Licensee, and such breach is not cured within thirty (30) days after receipt of written notice thereof from Licensee; (ii) Licensor materially breaches Section 7 and such breach is not cured within thirty (30) days after receipt of written notice thereof from Licensee; (iii) Licensor materially breaches any of its obligations under the SLA, so as to cause material damage to Licensee, and such breach is not cured within sixty (60) days after receipt of written notice thereof from Licensee; (iv) Licensor becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (v) Licensor becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing. In the event of termination by Licensee pursuant to this Section 10(c), Licensor shall refund to Licensee a pro rata portion of the license fees paid by Licensee (other than the $[***] license fee paid by Licensee in accordance with Section 8(a)) proportional to the license term remaining in the License Year as of the date of termination and maintenance and support fees set forth herein or in the SLA which were paid in advance and have not been earned as of the effective date of termination.

     (d) TERMINATION FOR CAUSE BY LICENSOR. This Agreement and the license granted hereunder (or an SOW) may be terminated by Licensor for cause immediately by written notice in the event Licensee breaches one of the following provisions, so as to cause material damage to Licensor, and such breach is not cured within thirty (30) days after receipt of written notice thereof from Licensor: (i) the license restrictions set forth in Section 2; (ii) the restrictions regarding use of electronic resources set forth in Section 4(c); (iii) Licensee's warranty set forth in Section 11(a); (iv) the indemnification obligations set forth in Section 12(b); or (v) the confidentiality obligations set forth in Section 15. In addition, this Agreement and the license granted hereunder (or an SOW) may be terminated by Licensor for cause immediately by written notice in the event Licensee breaches one of the following provisions, and such breach is not cured within thirty (30) days after receipt of written notice thereof from Licensor: (i) Licensee' s payment obligations set forth in Section 8 or in the SLA; or (ii) the provisions relating to source code restrictions and confidentiality set forth in Section 14(c) and (d).

     (e) TERMINATION OF SOWS. Either party may terminate an SOW in the event the other party materially breaches any provision thereof and fails to cure such breach within thirty (30) days after receipt of written notice thereof from the non-breaching party.

     (f) DUTIES ON TERMINATION. Upon expiration of this Agreement at the end of the term or termination by Licensee in accordance with Section 10(c), Licensor shall provide to Licensee, upon Licensee's request, at Licensor's then-standard rates and upon Licensee's continued payment of a pro-rated license fee pursuant to Section 8(b), reasonable termination assistance, including the right to continue to use the Licensed Software as set forth herein, in connection with the transition from the Licensed Software to another system. Licensor shall provide the foregoing rights and services for up to three (3) months in the event of expiration of this Agreement and up to six (6) months in the event of termination by Licensee in accordance with Section 10(c). Such termination assistance shall include, without limitation, cooperating

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

with third parties for the orderly transition to a new system in order to minimize any disruption in the services provided on the Site by Licensee to its End Users. After the applicable period of termination assistance, Licensee shall immediately cease use of the Licensed Software and return all copies thereof to Licensor, and all licenses granted hereunder shall immediately cease and terminate.

     (g) SURVIVAL. The parties' rights and obligations under the following sections shall survive the termination or expiration of this Agreement: 6, 7, 10(b), 10(f), 10(g), 10(h), 12, 13, 15, 16, 17, 18 and 19.

     11. REPRESENTATIONS AND WARRANTIES

     (a) BY LICENSEE. Licensee represents and warrants to Licensor that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder and that Licensee's compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or conflict with any third party agreements.

     (b) BY LICENSOR. Licensor represents, warrants and covenants to Licensee as follows:

             (i) AUTHORITY: That: (1) Licensor has the full right, power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Licensee in this Agreement; and (2) Licensor's compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or conflict with any third party agreements.

             (ii) QUALITY: That Licensor shall perform all services in a good, workmanlike and professional manner using people fully familiar with the Licensed Software and the underlying technology.

             (iii) INFRINGEMENT: That the Licensed Software does not and shall not infringe any third party's patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of a third party. In the event that any such infringement claim or suit is brought or threatened, Licensor shall, at its expense, (1) procure for Licensee and its Affiliates the right to continue using the Licensed Software; (2) replace or modify the Licensed Software so that it becomes non-infringing but remains substantially equivalent in functionality and performance; or (3) in the event
(1) and (2) are not commercially practicable, terminate this Agreement and the license granted hereunder and, within thirty (30) days of the date of such termination, refund to Licensee all unearned license fees (other than the $[***] license fee paid by Licensee in accordance with Section 8(a>> then paid by Licensee (which refund shall be calculated by prorating the Basic License Fee(s) over any portion of the applicable License Year(s) remaining after the termination date) and any fees for maintenance services not yet performed as set forth in the SLA.

             (iv) CENTURY COMPLIANCE: That the century change is, and shall be, supported in the Licensed Software's logic and data, and that the Licensed Software shall support the use, entry or creation of dates prior to, on, after or spanning January 1, 2000, so that when such a date is either processed (including by way of calculation, comparison, sequencing, display, storage

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

or otherwise), entered into, or is intended to be generated as a result of the operation of the Licensed Software, the Licensed Software shall not (1) fail or produce incorrect date results, or (2) cause any other programs, hardware or system to fail or to generate errors.

             (v) UNAUTHORIZED CODE: That the Licensed Software shall be free, at the time of receipt by Licensee, of (1) any automatic restraints, computer viruses, software locks, time bombs or other such code that hinders Licensee's freedom fully to exercise its license rights under this Agreement;
(2) harmful programs or data incorporated into the Licensed Software which destroy, erase, damage or otherwise disrupt the normal (i.e., in accordance with the provisions of this Agreement) operation of the Licensed Software or other programs, hardware or systems utilized by Licensee or allow for unauthorized access to the Licensed Software or other programs, hardware or systems utilized by Licensee; or (3) any mechanism, such as password checking, CPU serial number checking or time dependency, that hinders Licensee's freedom to fully exercise its license rights under this Agreement. The foregoing provisions of this paragraph (v) shall not be deemed violated by license files that disable functions in the Licensed Software which are not included in the license grant to Licensee hereunder.

             (vi) PASS-THROUGH: Licensor hereby assigns, and shall assign, to Licensee all warranties, representations and indemnities granted to Licensor by third parties in the Licensed Software or any components thereof, and all remedies for breach of such warranties, representations and indemnities.

             (vii) INSURANCE: Licensor warrants that it has in place and shall maintain in place throughout the term the insurance coverages listed in Exhibit D.

     (c) DISCLAIMER. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 11, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE W ARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     12. INDEMNIFICATION

     (a) BY LICENSOR. Licensor shall, at its own expense, defend, indemnify and hold harmless Licensee and its Affiliates and each of their respective directors, officers, employees, successors and permitted assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including court costs and reasonable attorneys' fees) arising out of any claim, demand, suit or cause of action (hereinafter a "Claim") brought by a third party relating to or resulting from (i) any act or omission of Licensor or its employees, agents or contractors, (ii) any breach of the representation or warranty made in Section 11 (b)(i) by Licensor; or (iii) the actual or alleged infringement by the Licensed Software of a third party's patent, copyright, trademark, trade secret or other proprietary rights.

     (b) BY LICENSEE. Licensee shall, at its own expense, defend, indemnify and hold harmless Licensor and its Affiliates and each of their respective directors, officers, employees, successors and permitted assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including court costs and reasonable attorneys' fees) arising out of any Claim brought by a third party relating to or resulting from (i) any act or omission of Licensee or its employees, agents or contractors, or (ii) any breach of the representation or warranty made in Section 11(a) by Licensee.

     (c) INDEMNIFICATION PROCEDURES. If any party entitled to indemnification under this section (an "Indemnified Party") makes an indemnification request to the other, the Indemnified Party shall permit the other party (the "Indemnifying Party") to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party, enter into any settlement or agree to any disposition that imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the reimbursement obligations of the Indemnifying Party. The Indemnified Party shall notify the Indemnifying Party promptly of any claim for which the Indemnifying Party is responsible and shall reasonably cooperate with the Indemnifying Party to facilitate the defense of any such claim. An Indemnified Party shall at all times have the option to participate in any Claim through counsel of its own selection and at its own expense.

     13. LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE SLA IN THE AGGREGATE EXCEED [***] THE AMOUNTS PAID BY
LICENSEE TO LICENSOR DURING THE PREVIOUS 12 MONTHS PURSUANT TO THIS AGREEMENT AND THE SLA, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHER WISE. THE LIMITATIONS CONTAINED IN THIS SECTION SHALL NOT APPL Y TO THE PARTIES' INDEMNIFICATION OBUGATIONS SET FORTH IN SECTION 12, A BREACH BY EITHER PARTY OF
SECTION 15 (CONFIDENTIALITY), A BREACH BY LICENSOR OF SECTION 7 (DATA), A BREACH BY LICENSEE OF SECTION 8 (FEES AND EXPENSES) OR SECTION 14 (d) (CONFIDENTIALITYOF SOURCE CODE) OR THE WILLFUL OR RECKLESS ACTS OF EITHER PARTY.

     14. SOURCE CODE ESCROW

(a) ESCROW. Within thirty (30) days after the execution of this Agreement, Licensor shall place a current, complete, and accurate copy of all source code for the Licensed Software in escrow with a nationally recognized escrow agent for the benefit of Licensee. The materials placed in escrow shall include a computer readable copy of the source code for each of the programs comprising the Licensed Software, as well as complete program maintenance documentation, including all technical manuals and release notes. Thereafter, Licensor shall deliver to the escrow agent at the time of each new version (as defined in Section 2.1 (a)(iii) of the SLA) of the Licensed Software (but no less frequently than quarterly) all source code for each update, bug fix, upgrade, release or version of the Licensed Software, and at least once each calendar year, Licensor shall deliver to the escrow agent a fully updated copy of all source code for the Licensed Software. Such additional source code deposits together with the original source code deposit and any other materials placed in escrow pursuant to this Agreement shall be referred to herein as the "Deposited Materials." Within thirty (30) days after the end of each quarter, beginning with the quarter ending June 30, 2001, Licensor shall certify to Licensee that all required source code deposits were made. In the event Licensor fails to provide such certification, Licensee shall send Licensor notice of such failure. If Licensor fails to provide such certification within thirty (30) days after receipt of such notice from Licensee, Licensee shall have the right to obtain all Deposited Materials from the escrow agent in accordance with Section 14(b). Licensee shall bear the costs charged by the escrow agent for such source code escrow.

(b) RELEASE. The escrow agreement shall provide for release of the Deposited Materials to the Licensee upon the occurrence of any of the following:
(i) Licensor at any time ceases to conduct business in the ordinary


----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

course; (ii) Licensor files a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; (iii) Licensor becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iv) Licensor is in material breach of its maintenance and support obligations under this Agreement or under the SLA (including Maintenance Services as defined in the SLA) and fails to cure such breach within (A) fifteen (15) days from the date of receipt by Licensor of written notice from Licensee describing in reasonable detail the grounds for Licensee's belief that such material breach occurred, in the event the breach causes a Severity Level 1 or Severity Level 2 problem (as defined in the SLA), or (B) sixty (60) days from the date of receipt of such notice in the event the breach causes Severity Level 3 or Severity Level 4 problems (as defined in the SLA) and such problems are chronic and continuous (provided, however, that in both cases, prior to obtaining the release of the Deposited Materials pursuant to this clause (iv), the parties shall have completed the expedited dispute resolution procedures provided for under Section 18(b); (v) Licensor notifies Licensee of its intent to cease to offer maintenance and support services for the Licensed Software; or (vi) Licensor fails to provide certification of a quarterly source code deposit to Licensee within thirty (30) days after receipt of notice from Licensee regarding such failure, as set forth above in Section 14(a). In the event Licensee has the right to have the Deposited Materials released to it pursuant to the procedures set forth in Section 14(b)(iv) above, then Licensee shall have the option to (1) have such Deposited Materials released to it immediately, in which case Licensee shall have no further right to terminate this Agreement under Section 10(c)(iii); or (2) have the Licensee's chief technology officer inspect all source code for the Licensed Software at Licensor's offices for a period not to exceed five (5) days, and after such inspection, Licensee may choose to terminate this Agreement in accordance with Section 10(c)(iii) or receive the Deposited Materials from escrow, in which case Licensee shall have no further right to terminate this Agreement under Section 10(c)(iii).

     (c) RESTRICTIONS. In the event the Deposited Materials are released to Licensee, Licensee shall have the right to use the Deposited Materials only for the following purposes: (i) to correct bugs, errors, defects or malfunctions in the Licensed Software; (ii) to modify the Software to comply with regulatory requirements or industry standards; (iii) to add new features, functionalities, or performances to the Licensed Software; and (iv) to perform the maintenance and support services that Licensor was to perform under this Agreement and the SLA, including without limitation the development of Upgrade Releases; provided, however, that any modification by Licensee of the Licensed Software shall excuse Licensor from any further performance of its maintenance and support obligations with respect to such portions of the Licensed Software that were modified by Licensee. Unless otherwise provided in this Agreement, the scope of and restrictions on the licenses granted hereunder, and the intellectual property rights of the parties, shall continue to be as set forth in Section 2 and 6, provided that Licensee shall own all source code and object code developed by or for Licensee after the release of the Deposited Materials to Licensee. The foregoing restrictions are in addition to any restrictions imposed on Confidential Information pursuant to Section 15.

     (d) CONFIDENTIALITY. The escrow agreement (or a separate agreement entered into between Licensor and Licensee) shall also include reasonable provisions for maintenance by Licensee of the confidentiality of the Deposited Materials in the event the Deposited Materials are released to Licensee, including but not limited to requirements that (i) access to the source code and documentation related to such source code ("Access") be limited only to those employees or third party contractors or outsourcers of Licensee engaged in operating, maintaining, supporting and updating the Software; (ii) Licensee shall maintain a list of all such individuals to whom Licensee has granted Access and shall provide a copy of such list to Licensor upon Licensor's request; (iii) all such individuals shall, as a condition of and prior to being granted such Access, execute a non- disclosure agreement containing provisions at least as restrictive as those set forth in Section 15, and Licensee shall maintain such agreements available for inspection and copying by Licensor upon reasonable request; and (iv) the Deposited Materials shall be stored in a secure manner.

     15. CONFIDENTIAL INFORMATION

     (a) CONFIDENTIAL INFORMATION. Each party has disclosed (prior to the commencement of this Agreement) and may disclose Confidential Information to the other party which it intends the other party to maintain in confidence, and each party agrees to comply with the provisions of this Section 15 with respect to all such Confidential Information. As used herein, each party which discloses such information is referred to as a "Disclosing Party" and each party which receives such information is referred to as a "Receiving Party." "Confidential Information" means Disclosing Party's confidential and proprietary inventions, products, designs and ideas, including computer software, functionality, concepts, processes, internal structure, external elements, user interfaces, technology and documentation, as well as confidential and proprietary information relating to Disclosing Party's operations, plans, opportunities, finances, research, technology, developments, know-how, personnel, and any third party confidential information disclosed to Receiving Party. Without limiting the foregoing definition, the Licensed Software, the Documentation (except Documentation reasonably expected to be provided to End Users regarding the use of the Licensed Software) and all Packets are "Confidential Information" of the Licensor. The terms and conditions of this Agreement are also "Confidential Information." However, "Confidential Information" shall not include information
(a) already lawfully known to Receiving Party if the Receiving Party does not then have a duty to maintain its confidentiality, (b) developed independently by the Receiving Party, (c) generally known to the public through no fault of the Receiving Party; (d) lawfully obtained from a third party not obligated to preserve its confidentiality; (e) required to be disclosed by law, regulation or order of a court of competent jurisdiction or other governmental authority (except that prior to any such disclosure the Receiving Party shall give the Disclosing Party notice thereof and afford the Disclosing Party the opportunity to oppose any such disclosure).

     (b) NON-DISCLOSURE. Receiving Party acknowledges that Confidential Information is confidential, proprietary and/or trade secret information of the Disclosing Party. Receiving Party shall not use the Confidential Information for any purpose other than in accordance with this Agreement, and shall not disclose Confidential Information to anyone other than its employees and contractors who legitimately need access to it and who have signed confidentiality agreements comparable in scope to this Section 15. Receiving Party shall notify each of its employees and contractors who are given access to Confidential Information that they have an obligation not to disclose Confidential Information and shall take such steps as are reasonably necessary to insure compliance with this obligation. Receiving Party shall safeguard Confidential Information with reasonable security means at least equivalent to measures that it uses to safeguard its own proprietary information. Receiving Party shall store Confidential Information in a safe and secure location. Receiving Party may not remove copyright, trademark, trade secret, confidentiality, and patent notices from Confidential Information.

     (c) NO WARRANTIES. Except as set forth in Section 11, all Confidential Information is provided "as is," without any express or implied warranty of any kind.

     (d) BREACH OF CONFIDENTIALITY OBLIGATIONS. Receiving Party hereby acknowledges that unauthorized disclosure or use of Confidential Information shall cause immediate and irreparable harm to Disclosing Party for which it would not have an adequate remedy at law. Accordingly, Disclosing Party shall have the right to seek and obtain preliminary and final injunctive relief to enforce this Agreement in case of any actual or threatened breach, in addition to other rights and remedies that may be available to Disclosing Party.

     16. RELATIONSHIP OF THE PARTIES

The parties shall be treated for all purposes as independent contractors, and no provision of this Agreement shall be construed to constitute or create a partnership, joint venture, agency or formal business organization of any kind.

     17. PUBLICITY

     (a) At no time shall either party release a press release that mentions the other party unless the other party has consented in writing in advance to such press release; provided, however, that each party may approve in writing in advance a representative sample of a reference to such party, which may then be used by the other party in press releases without further approval from such party.

     (b) For so long as the Licensed Software is used on the Site(s), the Site(s) will contain the Licensor's logo with words to the effect of "powered by ITA Software", or such similar language the content and placement of which will be mutually determined by the parties.

     18. DISPUTE RESOLUTION

     (a) DISPUTE RESOLUTION. The parties shall first attempt in good faith to resolve any dispute arising out of or relating to this Agreement by negotiation, then arbitration, in accordance with the dispute resolution procedures as set forth in Exhibit E.

     (b) EXPEDITED PROCESS. In the case of a dispute as to whether the Licensee is entitled to release of Deposited Materials from escrow as a result of Licensor's material failure to maintain or support the Licensed Software, as described in Section 14(b)(iv), the procedures set forth in Exhibit E will be modified as follows: (i) in the event Licensee believes Licensor has materially failed to maintain or support the Licensed Software, as described in Section 14(b)(iv), then Licensee may initiate the negotiation procedures set forth in
Section 1 of Exhibit E at any time after Licensee has given Licensor the notice described in Section 14(b)(iv); (ii) in the event such negotiation procedures are unsuccessful in resolving such dispute, either party may initiate accelerated arbitration proceedings by notifying the other party at any time following the end of the 15-day or 60-day period, as applicable, described in
Section 14(b)(iv); (iii) immediately upon the giving of such notice, the parties will exercise their best efforts to select a mutually acceptable, technically competent arbitrator through the Information Technology Association of America, and such selection shall occur within seven (7) days of the giving of such notice; (iv) as soon as the parties select an arbitrator, the parties and the arbitrator shall immediately determine a mutually acceptable date(s) for such arbitration to occur, which shall be not less than fourteen (14) nor more than thirty (30) days after the date the arbitrator is selected, and in determining such date, the parties agree to make the appropriate resources available for arbitration on a "highest priority" basis; (v) at such arbitration each party will have a maximum of two hours to present its case, for a total of not more than four hours, and the arbitrator will have an additional four hours within which to question the parties and allow the parties to rebut each other's arguments; (vi) the arbitrator will be instructed to exercise his or her best efforts to present his decision within fourteen (14) days of the last date on which arbitration occurs. In connection therewith, the parties agree that the arbitrator will present the reason for his determination in summary fashion (i.e., in five pages or less) and will not be required to produce a detailed legal or technical opinion.

     19. MISCELLANEOUS

     (a) SEVERABILITY. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof.

     (b) ENTIRE AGREEMENT. This Agreement together with the SLA represents the entire agreement of the parties with respect to the subject matter hereof and cancels and supersedes any previous understanding, commitments, or agreement, oral or written, between Licensee and Licensor, other than confidential disclosure agreements.

     (c) WAIVER. No failure by either party to insist upon the strict performance of any covenant, term or condition of this Agreement, or to exercise any right or remedy, shall constitute a waiver of such right or remedy on any subsequent occasion.

     (d) GOVERNING LAW. The validity, construction, scope and performance of this Agreement shall be governed by the laws of the State of Delaware, exclusive of its choice of law provisions.

     (e) AMENDMENT. This Agreement may not be amended except in writing executed by duly authorized representatives of both Licensor and Licensee.

     (f) ASSIGNMENT. This Agreement may not be assigned by either party without the other party's prior written consent; provided that either party shall be permitted to assign its rights and obligations hereunder, without the other party's consent, to a third party in the event of a change in control or any sale, assignment, transfer or other conveyance to such third party of all or substantially all of the business or assets of the assigning party, or (in the case of the Licensee) any sale, assignment, transfer or other conveyance of the Site to such third party. Subject to the foregoing, this Agreement shall be binding on the parties and their respective successors and permitted assigns, and such permitted assigns shall expressly agree to be bound by all the terms and conditions herein and in the SLA. No partial assignment of the rights or obligations granted hereunder and under the SLA shall be permitted.

     (g) COUNTERPARTS. This Agreement may be signed in one or more counterpart copies, all of which together shall constitute one Agreement and each of which shall constitute an original.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

                                       ORBITZ, LLC

                                       By:    /s/ Steve Hafner
                                          --------------------------------------

                                       Name:  Steve Hafner
                                            ------------------------------------

                                       Title: Vice President
                                             -----------------------------------


                                       ITA SOFTWARE, INC.

                                       By:    /s/ Jeremy Wertheimer
                                          --------------------------------------
                                              Jeremy Wertheimer, President

                                    EXHIBIT A

                                LICENSED SOFTWARE

          Within thirty (30) days after the date of Licensee's payment of the amounts set forth in Exhibit G under "Total Monthly Amounts Due" for the months of February and March, Licensor shall prepare a draft of Exhibit A based on the following documentation and other documentation exchanged between the parties:
"ITA Software Low Fare Sears Administration v1.0", "ITA Software Low Fare Search Architecture v0.1", "ITA Software, Inc. Availability System (AVS) Administration Document (Draft 1) for Orbitz, LLC", "ITA Software Query Distributor Documentation v0.2" and "QPX-XML Programmers' Manual, version 0.900" (found at http://beta.itasoftware.com/doc/progmanual/). Such draft of Exhibit A shall include a list of the functional specifications for the Licensed Software. Licensee shall have the right to review and comment on such draft. Once the parties have mutually agreed on the terms of such Exhibit A, it shall be attached hereto and incorporated into the Agreement.

                                    EXHIBIT B

                                 CRS PROHIBITION

     Neither Licensee nor any Affiliate (as defined below) shall (i) license or sublicense the Licensed Software, for Low Fare Searching or Guaranteed Fare Pricing (as defined below), to any CRS Entity (as defined below), (ii) sell Transactions (as defined below) to or otherwise perform Transactions for any CRS Entity, or (iii) provide Low Fare Searching data processed using the Licensed Software to or for any CRS Entity.

As used in this Exhibit B:

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this Agreement, the term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "CRS Entity" shall mean (i) any of the computerized reservation systems providers listed at the end of this Exhibit B, or any successor in interest, assign or renaming of any such provider, (a "CRS", (ii) any Person (as defined below) which directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any such provider, where the term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) (a "CRS Affiliate"), or (iii) any company with which any CRS has contractual commitments for the distribution of such CRS' products and services (a "CRS National Distribution Company"). Notwithstanding the foregoing definition, an air carrier or a foreign air carrier (each as defined in the United States Federal Aviation Act of 1958, as amended) shall not be deemed a "CRS Entity" for the purposes hereof.

     "Person" shall mean any individual, corporation, partnership, limited partnership, joint venture, limited liability company, unincorporated association, government or regulatory body (or any agency or political subdivision thereof) or other entity.

     "Low Fare Searching" shall mean the capability for retrieving flight information and selecting flights (which may or may not include flight connections) optimized for cost based on, among other things, one or more of the following: travel origin, travel destination, travel date, and/or class of service.

     "Guaranteed Fare Pricing" shall mean committing to a final price with one or more travel service providers for one or more bookings, including all taxes, fees, and other charges.

     "Transaction" shall mean an individual Low Fare Searching query to the Licensed Software.

     It shall not be a violation of this Exhibit B solely because Licensee's reservations system is hosted on a CRS, provided that neither the CRS nor any CRS affiliate or CRS National Distribution company can use the Licensed Software to provide services using the Licensed Software or data processed using the Licensed Software to any Person other than Licensee and its Affiliates.

     Licensor and Licensee expressly agree the Amadeus Development Company, S.A. ("Amadeus") is an intended third party beneficiary of this Exhibit B and Amadeus shall have the right to enforce this Exhibit B as though it were a party hereto. Licensed acknowledges and agrees that (i) its breach of this Exhibit B would cause irreparable injury for which monetary damages are not an adequate remedy, and (ii) Licensor and Amadeus shall be entitled to injunctive and other equitable relief in the event of an actual or threatened breach of this Exhibit B in addition to any other remedies that may be available.

               LIST OF COMPUTERIZED RESERVATION SYSTEMS PROVIDERS

     Abacus
     Axess
     Fantasia
     Galileo
     Gemini
     Genesis
     GETS
     Infini
     Sabre
     Southern Cross
     Worldspan

                                    EXHIBIT C

                            FORM OF STATEMENT OF WORK

                          Statement of Work Number ___

     This document shall serve as a Statement of Work to that certain Software License Agreement dated as of July 1, 2000 by and between Orbitz, LLC ("Customer") and ITS Software, Inc. ("ITA") the "Agreement").

     The undersigned agree that this Statement of Work and the services to be provided hereunder are subject to the terms and conditions of the Agreement, which terms and conditions are incorporated herein by reference.

ORBITZ, LLC                            ITA SOFTWARE, INC.

By:                                    By:
   -------------------------------        --------------------------------------

Name:                                  Name:
     -----------------------------          ------------------------------------

Title:                                 Title:
      ----------------------------           -----------------------------------


I.   NARRATIVE DESCRIPTION OF PRODUCTS AND SERVICES

     A.   DESCRIPTION AND PROJECT SCOPE

     B.   ITA RESPONSIBILITIES

     C.   DELIVERABLES

     D.   REPORTING

     E.   TESTING

     F.   ORBITZ RESPONSIBILITIES

     G.   ESTIMATED TIMELINE

II.  PRODUCT PRICING AND DELIVERABLES

     A.   WORK PRODUCT TO BE DEVELOPED BY ITA

     B.   OWNERSHIP OF THE DELIVERABLES

III. COMPLETION AND ACCEPTANCE CRITERIA


IV.  FEES SCHEDULE


V.   EXPENSES

                                    EXHIBIT D

                         LICENSOR INSURANCE REQUIREMENTS

     1. REQUIRED INSURANCE. Licensor shall, at its own expense, obtain and maintain the following insurance:


          (a) Commercial General Liability, with coverage including premises/operations, contractual, personal and advertising injury, and products/completed operations liabilities, with limits of not less than $1,000,000 per occurrence for bodily injury and property damage combined. Licensee shall be named as an additional insured. Limits of liability requirements may be satisfied by a combination of Commercial General Liability and Umbrella Excess Liability policies.

          (b) Motor Vehicle Liability insurance for owned, non-owned and hired vehicles, with limits of not less than $1,000,000 per occurrence for bodily injury and property damage combined. If no vehicles are owned or leased, the Commercial General Liability insurance shall be extended to provide insurance for non-owned and hired automobiles. Licensee shall be named as an additional insured. Limits of liability requirements may be satisfied by a combination of Automobile Liability and Umbrella Excess Liability policies.

          (c) Workers' Compensation insurance, including coverage for all costs, benefits, and liabilities under Workers' Compensation and similar laws which may accrue in favor of any person employed by Licensor, for all states in which the project or work to be performed is located, and Employer's Liability insurance with limits of liability of not less than $100,000 per accident or disease and $500,000 aggregate by disease. Such insurance shall contain a waiver of subrogation in favor of Licensee unless such waivers are not available in the state(s) where the project or work to be performed is located. Licensor warrants and represents that its subcontractors shall maintain Workers' Compensation and Employer's Liability insurance, and Licensor further agrees to indemnify Licensee for any loss, cost, liability, expense and/or damage suffered by Licensee as a result of failure of its subcontractors to maintain such insurance.

          (d) Fidelity Bond covering employee dishonesty with limits o not less than $1,000,000 per loss. Licensee shall be named as an additional insured.

          (e) Professional Liability or Errors & Omissions Insurance with limits of not less than $1,000,000 per claim.

     2. POLICIES. Insurance shall be purchased from companies having a rating of A-VII or better in the current BEST'S INSURANCE REPORTS published by A.M. Best Company. Policies of insurance shall provide that they shall not be canceled or materially changed without at least thirty (30) days prior written notice to Licensee. Certificates of insurance evidencing coverage shall be submitted in advance of or concurrent with the execution of this Agreement, and on each insurance policy renewal thereafter. Licensor shall, at Licensee request, provide copies of requested insurance policies. If Licensor does not provide Licensee with such certificates of insurance, or, in Licensee opinion, such policies do not afford adequate protection for Licensee, then licensee shall so advise Licensor. Thereafter, if Licensor does not furnish evidence of acceptable coverage within fifteen (15) days, then Licensee shall have the right, in its sole discretion, to (i) withhold payments from Licensor until evidence of such acceptable coverage is provided, or (ii) terminate this Agreement in accordance with Section 10(c). Failure to obtain and maintain required insurance shall not relieve Licensor of any obligation contained in this Agreement. Additionally, any approval by Licensee of any of Licensor's insurance policies shall not relieve Licensor of any obligation contained in this Agreement.

                                    EXHIBIT E

                          DISPUTE RESOLUTION PROCEDURES

     1. NEGOTIATION. In the event of any dispute or disagreement between the parties with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party hereunder, account managers from both parties shall meet for the purpose of resolving the dispute. If the account managers are unable to resolve the dispute within five (5) business days, the dispute shall then be submitted to the Chief Executive Officer ("CEO") of each party (or the CEO's designee, excluding the account managers) (the "Representatives") who shall commence meeting within five (5) business days in order to gather and furnish to each other all essential, non-privileged information that the parties believe germane to resolution of the matter at issue, and to resolve the dispute. Such meetings shall extend for no more than five (5) business days after commencement (the "Representative Negotiation Period"). During the Representative Negotiation Period, all information exchanged shall be limited to non-privileged information. All requests shall be made in good faith and be reasonable in light of the time period specified for the Representative Negotiation Period.

     2. ARBITRATION. In the event the parties are not able to resolve the dispute through the process described above, the dispute shall be finally settled by binding arbitration ("Arbitration") conducted expeditiously in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitration procedure set forth below shall be the parties' exclusive remedy for all disputes arising hereunder; and PROVIDED, FURTHER, that any party may seek judicial entry of any arbitral award. The Arbitration shall be conducted by a single arbitrator, who shall not be an officer, director, or employee of any party hereto or its affiliates, appointed as provided in the Rules. The arbitrator shall not have the power to adjudicated or make an award with respect to any matter that is not subject to the Arbitration. The arbitrator may make interim awards and may award equitable and declaratory relief.

     3. PLACE OF ARBITRATION. Any Arbitration hereunder shall be conducted at a mutually acceptable location in either Chicago, Illinois, USA or Boston, Massachusetts, USA (or, if the parties are unable to agree as to which of such cities shall be the location of Arbitration, then in a mutually acceptable location in New York City, New York, USA).

     4. COSTS AND FEES. Each party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of the Representative Negotiation Period and Arbitration. The fees of the arbitrator shall be divided evenly between the parties.

     5. EQUITABLE RELIEF. The provisions of this Exhibit shall not prevent either party from seeking (a) equitable relief for breaches of the other party's confidentiality obligations under this Agreement or (b) specific performance of the other party's material breach of its obligations under this Agreement, including, without limitation, a material breach by Licensor of its warranty and support obligations. Both parties agree that, the existence of a dispute notwithstanding, they shall continue without delay to carry out all their responsibilities under this Agreement that are not affected by the dispute.

                                    EXHIBIT F

                           LICENSEE'S INVOICING POLICY

1.   Timely Invoicing.

Licensor shall invoice Licensee for all fees and charges accruing under the Agreement on a timely basis. Licensee shall have no obligation to pay any fees or charges that Licensor fails to invoice to Licensee within thirty (30) days following the end of the monthly billing cycle in which such fees and charges were incurred or should have been billed.

2.   Appropriate Detail And Documentation.

Where the Licensor is invoicing for professional services that relate to an existing SOW, then the invoice will identify (i) the SOW to which the invoice pertains; (ii) general descriptions of the work that was performed (i.e., "gateway code modifications", "triage and diagnosis of line problems to and from Atlanta/Chicago", etc.), broken down by categories (i.e., "Engineering", "Operations", etc.); (iii) the number of hours for each principal work project included in the SOW, identifying those hours incurred by Engineering/Development and those hours spent by Operations; and (iii) the billable rate therefor.

Where the Licensor is invoicing for professional services that do not relate to an existing SOW but relate to work undertaken at the direction of an authorized officer of Licensee (whether or not in writing), then the invoice will identify
(i) the authorized officer of Licensee who has directed Licensor to undertake such work; (ii) a general description of the activities undertaken by the Licensor during the period, broken down by categories (i.e., "Engineering", "Operations", etc.); (iii) the number of hours spent on such work, identifying those hours incurred by Engineering/Development and those hours spent by Operations; and (iv) the billable rate therefor.

Licensee shall not be obligated to pay any invoices until receiving the foregoing detail and documentation.

                                    EXHIBIT G

                                PAYMENT SCHEDULE

                                     [***]


----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.